Exhibit 99 Exhibit G EXECUTION VERSION

SPARROW CAPITAL INVESTMENTS LTD. c/o GTC Corporate Services Limited Sassoon House Shirley St. & Victoria Ave. P.O. Box SS-5383 Nassau, New Providence, The Bahamas
July 13, 2014
Inversiones Los Avellanos S.A. Avenida El Bosque Norte 0440 Oficina 1101 Las Condes Santiago, Chile
Hazels (Bahamas) Investments Inc. Avenida El Bosque Norte 0440 Oficina 1101 Las Condes Santiago, Chile
Ladies and Gentlemen:

As you are aware, Sparrow Capital Investments Ltd. (“Sparrow”) has engaged in discussions with Inversiones Los Avellanos S.A. (“Avellanos”) and Hazels (Bahamas) Investments Inc. (“Hazels”) regarding Ultrapetrol (Bahamas) Limited (the “Company”).  Sparrow, Hazels, Avellanos, Ocean Consulting GmbH (“Ocean Consulting”), Ocean Transportation GmbH (“Ocean Transportation”), Felipe Menendez R. (“FMR”) and Ricardo Menendez R. (“RMR”) are collectively referred to herein as the “Parties” and each a “Party”.  Hazels, Avellanos, Ocean Consulting and Ocean Transportation are collectively referred to herein as the “Sellers” and each a “Seller”.

As a result of such discussions, Sparrow has determined to purchase from Sellers, and Sellers have determined to sell to Sparrow, (i) all of the 8,956,821 shares of common stock of the Company (“Company Stock”) collectively owned by Sellers and all of the shares of Company Stock to be issued, at or prior to the Closing, following the proper exercise of options to purchase an aggregate of 310,000 shares of Company Stock owned by Ocean Consulting and Ocean Transportation (collectively, the “Company Shares”), and (ii) all of the 100 Class B Shares (the “Class B Shares”, and collectively with the Company Shares, the “Shares”) of Sparrow CI Sub Ltd. (“Sparrow Sub”) owned by Hazels, upon the following terms and conditions set forth in this agreement (this “Agreement”):

1.
Subject to the terms and conditions set forth herein, at the Closing (as defined below): (i) Sparrow, in reliance on the covenants, representations and warranties of Sellers, FMR and RMR contained herein, will purchase and acquire from Sellers (x) all of the Company Shares collectively owned by Sellers at a price of $4.00 per share, and (y) all of the Class B Shares owned by Hazels at a price of $642,400 per share; and (ii) each Seller, in reliance on the covenants, representations and warranties of Sparrow contained herein, will sell, convey, transfer, assign and deliver to Sparrow all of the Shares owned by such Seller set forth on Schedule 7(a) hereto, free and clear of all Liens (as defined below) (other than those Liens arising pursuant to (x) this Agreement, (y) the organizational or constitutional documents of the Company or the Sparrow Sub, or (z) applicable securities laws).

2.	At the Closing:

a.
payment for the Shares in an aggregate amount in U.S. dollars equal to One Hundred One Million Three Hundred Seven Thousand Two Hundred Eighty Four Dollars ($101,307,284.00) (the “Purchase Price”) will be made by Sparrow to Sellers in accordance with written instructions to be provided by Sellers (such instructions to be provided at least four business days prior to the Closing Date (as defined below));

b.
simultaneously therewith, Sellers will deliver the Shares to Sparrow, including, to the extent applicable, all certificates representing such Shares, together with duly executed stock powers, free and clear of any Liens (other than those Liens arising pursuant to (x) this Agreement, (y) the organizational or constitutional documents of the Company or the Sparrow Sub, or (z) applicable securities laws);

c.
the Shareholders’ Agreement dated as of November 13, 2012 (the “Shareholders Agreement”) by and among Sparrow, Avellanos and Hazels (including all rights and obligations thereunder) shall automatically be terminated and be of no further force and effect; and

d.
the Shareholders Agreement dated as of November 13, 2012 (the “Sparrow SHAG”) by and among Sparrow Sub, Sparrow, Avellanos, Hazels, Triton Shipping Ltd. and Quattro Shipping Holdings Ltd. (including all rights and obligations thereunder, including without limitation with respect to the earn out payments referenced therein) shall automatically be terminated and be of no further force and effect.

3.
Each of Avellanos and Hazels hereby agree that upon the Closing, all rights of Avellanos and Hazels under the Registration Rights Agreement, dated as of December 12, 2012, by and among the Company, Sparrow, Sparrow Sub,

Avellanos and Hazels (the “Registration Rights Agreement”) shall automatically be terminated.

4.
The Parties hereby confirm and agree that they are waiving compliance with the provisions set forth in Sections 3.01(ii) and (iii) and Section 4.01 of the Sparrow SHAG in connection with the sale of the Class B Shares to Sparrow pursuant to this Agreement.

5.
The closing of the purchase and sale of the Shares (the “Closing”) will take place: (i) at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York, 10112 at 10:00 a.m. local time on the date that is twenty-five (25) days after the date the Shareholder Approvals have been obtained and Sellers have delivered written notice to Sparrow of such approval (or on the next succeeding business day if such date is not a business day), subject to the satisfaction or waiver of all conditions set forth in Paragraphs 16, 17 and 18 of this Agreement; or (ii) at such other place, date and time as the Parties may agree.  The date and time at which the Closing actually occurs is referred to herein as the “Closing Date”.

6.	Each of the Parties hereby represents and warrants to each other Party as follows:

a.
Such Party that is not an individual is a corporation or partnership, duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, authorized to enter into this Agreement and to perform its obligations hereunder.

b.
Such Party that is not an individual has the necessary power and authority, and such Party that is an individual has the legal capacity, to execute and deliver this Agreement, which powers and authorities have not been modified, limited or revoked in any manner.

c.
The execution or performance of this Agreement and the consummation of the transactions contemplated herein will not (i) if such Party is not an individual, conflict with or violate any provision of its by-laws or charter documents or other similar organizational documents, (ii) result in a material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, result in the termination or cancellation of, or in the acceleration of any material payment or obligations under, or result in the creation of any charge, claim, equitable interest, easement, encumbrance, option, lien, pledge, hypothecation, assignment, security interest, right of first refusal, right of first offer, or other restriction or granting of any rights of any kind (each, a “Lien”) on any property or asset owned or used by it that is material to the consummation of the transactions contemplated herein, pursuant to any note, bond, mortgage, indenture, contract, confidentiality agreement, exclusive dealings or similar agreement, lease, license, permit, franchise or other instrument or obligation to which such person is a party or by which any of such person's properties or assets are bound or affected, or (iii) violate or conflict with, constitute a breach of or default under, any material judicial, arbitral or administrative order or award to which such Party is a party or by which such Party or any of its properties is bound, or any applicable law in any material respect; provided, that, for the avoidance of doubt, the Parties acknowledge that no representations are being made in this Paragraph 6(c) regarding the Company and its subsidiaries themselves.

d.
No material consent, approval, notification, authorization or order of, or declaration, filing or registration with any governmental authority or other third party is required to be obtained or made by or with respect to such Party in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (except, with respect to performance of this Agreement or the consummation of the transactions contemplated hereby, (i) filings with the U.S. Securities and Exchange Commission on Schedule 13D, (ii) regulatory approvals of the Argentine government and (iii) the Shareholder Approvals (as defined below)).

e.
This Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles regardless of whether considered in a proceeding at law or in equity.

7.	Each Seller, and with respect to Ocean Consulting and Ocean Transportation, FMR and RMR, hereby represent and warrant to Sparrow as follows:

a.
Such Seller (and (i) Avellanos, if such Seller is Hazels, and (ii) Hazels, if such Seller is Avellanos), on the date of this Agreement after giving effect to the grant by the Company to each of Ocean Consulting and Ocean Transportation of 51,667 options to purchase Company Stock (which options were awarded pursuant to the OC Consulting Agreement and the OT Consulting Agreement and were originally scheduled to be granted in October 2014) (the “Option Grant”), has good and marketable title to, and is the record and beneficial owner of, the Shares set forth opposite such Seller's name on Schedule 7(a) hereto (and on the Closing Date, immediately prior to Closing, will have good and marketable title to, and will be the record and beneficial owner of, such Shares set forth opposite such Seller’s name on Schedule 7(a) hereto), free and clear of any Liens (other than those Liens arising pursuant to (x) this Agreement, (y) the organizational or constitutional documents of the Company or the Sparrow Sub, or (z) applicable securities laws), and the sale and delivery of the Shares to Sparrow pursuant to this Agreement at the Closing will vest in Sparrow all right, title and interest in and to such Shares, free and clear of all Liens (other than those Liens arising pursuant to (x) this Agreement, (y) the organizational or constitutional documents of the Company or the Sparrow Sub, or (z) applicable securities laws).

b.
Sellers (or a portion thereof), RMR and FMR, together with their related parties and affiliates that are controlled by Sellers, own in excess of 75% of the shares of SIPSA S.A. (“SIPSA”), which shares have sufficient voting power in SIPSA to obtain SIPSA Shareholder Approval (as defined below).

c.
To the knowledge of such person, there are no current material breaches by Shipping Services S.A. or Navalia S.A. under any of the agency agreements between the Company and each of Navalia S.A. and Shipping Services S.A. set forth in Schedule 15(a) and Schedule 15(b) to this Agreement.

8.	Each of FMR, RMR, Ocean Consulting and Ocean Transportation hereby represents and warrants to Sparrow as follows:

a.
To the knowledge of such person, no customer set forth on Schedule 8(a) has stated an intent to terminate any of its existing contracts with the Company or any of its subsidiaries or materially decrease its guaranteed commitments under those contracts in accordance with their terms (including, in particular, that such person is not aware of such customers having any rights of termination other than those set forth in the contracts themselves nor is such person aware of any express or implied condition in the Company’s contractual relationships with any such customer such that a termination of such person’s employment with the Company would directly result in a disruption, termination or substantial modification of the terms of such contracts), other than information that (i) has been communicated to the Board (other than FMR and RMR), any member of the Executive Committee of the Company (other than FMR and RMR), or to any directly employed personnel of Southern Cross Group, (ii) is or was prior to the date hereof known by any member of the Executive Committee of the Company (other than FMR and RMR), or (iii) is a potential customer claim that is being addressed within the routine process that the Company has for receiving and addressing customer concerns. It is agreed that in any case the maximum aggregate amount that FMR, RMR, the Sellers and any other person who may be liable under this Agreement for the representation set forth in this Paragraph 8(a) shall be two million dollars ($2,000,000).

b.
There are no employment, consulting, services or similar agreements with the Company and any of its subsidiaries, on the one hand, and such person or any affiliate thereof, on the other hand, other than (i) the Consulting Agreement dated October 29, 2012 by and between the Company and Ocean Consulting, as amended from time to time (the “OC Consulting Agreement”), (ii) the Consulting Agreement dated October 29, 2012 by and between the Company and Ocean Transportation, as amended from time to time (the “OT Consulting Agreement”, and together with the OC Consulting Agreement, the “Consulting Agreements”), (iii) the Employment Agreement dated October 29, 2012 by and between the Company and FMR, as amended (the “FMR Employment Agreement”), (iv) the Employment Agreement dated October 29, 2012 by and between the Company and RMR, as amended (the “RMR Employment Agreement”), and (v) the agency agreements between the Company and each of Navalia S.A. and Shipping Services S.A. set forth in Schedule 15(a) and Schedule 15(b) to this Agreement.

9.	Between the date hereof and Closing, each of FMR and RMR hereby agree:

a.
that in such person’s capacity as Chief Executive Officer or Executive Vice President of the Company, as applicable, such person will continue to perform their duties at the Company in the ordinary course, will keep the Executive Committee of the Company informed on a regular basis on Company business and activities and will not take any actions outside of those actions (i) in the ordinary course (other than those ordinary course actions designated to such person in writing by the Executive Committee) or (ii) taken with the approval of the Executive Committee of the Company or (iii) taken in consultation with a designee of the Executive Committee on the Board; and

b.	that at the request of a Sparrow designee on the Board or the Executive Committee of the Company, such person will accompany one or more

Sparrow designees on visits to the customers of the Company listed on Schedule 8(a) (“Customer Meetings”).

10.	The Parties agree on the following terms and conditions with respect to the employment arrangements of FMR:

a.
At Closing, the FMR Employment Agreement shall be terminated by the Company without Cause simultaneously with the entry into a new employment agreement as described in Paragraph 10(b).  The Company will pay the Severance Payment (as defined in and calculated in accordance with Section 5.2 of the FMR Employment Agreement) to FMR, at FMR’s option (such election to be provided to the Company in a written notice at least five business days prior to the Closing Date), as follows: (A) in one lump sum cash payment on the Closing Date equal to 75% of the Severance Payment amount (without any further sum owing); or (B) (i) 50% of the Severance Payment shall be paid to FMR on the Closing Date, and (ii) 50% of the Severance Payment shall be paid to FMR on the date that is six months following the Closing Date; provided that the payment described in subclause (B)(ii) above shall only be paid if (x) FMR and Ocean Consulting have complied with all of their respective obligations under the FMR Employment Agreement and the OC Consulting Agreement (as the same are modified and extended pursuant to Section 14(f)), as applicable, (y) RMR and Ocean Transportation have complied with all of their respective obligations under the RMR Employment Agreement and the OT Consulting Agreement (as the same are modified and extended pursuant to Section 14(f)), as applicable, and (z) Sellers, FMR and RMR have complied with all of their respective obligations under the provisions of Paragraph 14 of this Agreement, in each case through such payment date.  The Parties agree that no other severance payments will be payable to FMR in connection with his departure from the Company, including at the end of any transitional period.

b.	At Closing, FMR will enter into, and Sparrow will cause the Company to enter into, a new Employment Agreement with FMR, substantially in the form attached hereto as Exhibit A.

c.
From and after the Closing for a period beginning on the Closing Date to the earlier of (i) the date that is five (5) years from the Closing Date, or (ii) the date that Sparrow has sold all of its shares in the Company to one or more third parties, or all of the shares of capital stock of Sparrow are sold to one or more third parties, but in no event less than the date that is three (3) years from the Closing Date (the “D&O Indemnification Period”), the Company shall not, and Sparrow shall cause the Company not to, amend (except if required by applicable law) the Company’s Memorandum of Association and Articles of Association (the “MAA”) in a manner which would reduce the rights of FMR to indemnification existing in favor of the directors, officers or employees of the Company or any of its subsidiaries as provided in the MAA, as in effect as of the date of this Agreement. After the Closing, the Company shall, and Sparrow shall cause the Company to, maintain in effect, during the D&O Indemnification Period, the current policies of directors’ and officers’ liability insurance maintained by the Company; provided, however, that Sparrow may cause the Company to substitute therefor policies of substantially the same coverage (with carriers comparable to the Company’s existing carriers) containing terms and conditions which are not substantially less advantageous to FMR than the current policies.

11.	The Parties agree on the following terms and conditions with respect to the employment arrangements of RMR:

a.
At Closing, the RMR Employment Agreement shall be terminated by the Company without Cause simultaneously with the entry into a new employment agreement as described in Paragraph 11(b).  The Company will pay the Severance Payment (as defined in and calculated in accordance with Section 5.2 of the RMR Employment Agreement) to RMR, at RMR’s option (such election to be provided to the Company in a written notice at least five business days prior to the Closing Date), as follows: (A) in one lump sum cash payment on the Effective Date of Termination equal to 75% of the Severance Payment amount (without any further sum owing); or (B) (i) 50% of the Severance Payment shall be paid to RMR on the Closing Date, and (ii) 50% of the Severance Payment shall be paid to RMR on the date that is six months following the Closing Date; provided that the payment described in subclause (B)(ii) above shall only be paid if (x) FMR and Ocean Consulting have complied with all of their respective obligations under the FMR Employment Agreement and the OC Consulting Agreement (as the same are modified and extended pursuant to Section 14(f)), as applicable, (y) RMR and Ocean Transportation have complied with all of their respective obligations under the RMR Employment Agreement and the OT Consulting Agreement (as the same are modified and extended pursuant to Section 14(f)), as applicable, and (z) Sellers, FMR and RMR have complied with all of their respective obligations under the provisions of Paragraph 14 of this Agreement, in each case through such payment date.  The Parties agree that no other severance payments will be payable to RMR in connection with his departure from the Company, including at the end of any transitional period.
b.	At Closing, RMR will enter into, and Sparrow will cause the Company to enter into, a new Employment Agreement with RMR, substantially in the form attached hereto as Exhibit B.

c.
During the D&O Indemnification Period, the Company shall not, and Sparrow shall cause the Company not to, amend (except if required by applicable law) the MAA in a manner which would reduce the rights of RMR to indemnification existing in favor of the directors, officers or employees of the Company or any of its subsidiaries as provided in the MAA, as in effect as of the date of this Agreement.  After the Closing, the Company shall, and Sparrow shall cause the Company to, maintain in effect, during the D&O Indemnification Period, the current policies of directors’ and officers’ liability insurance maintained by the Company; provided, however, that Sparrow may cause the Company to substitute therefor policies of substantially the same coverage (with carriers comparable to the Company’s existing carriers) containing terms and conditions which are not substantially less advantageous to RMR than the current policies.

12.	The Parties agree on the following terms and conditions with respect to the consulting arrangements of Ocean Consulting:

a.
At Closing, the OC Consulting Agreement shall be terminated by the Company without Cause simultaneously with the entry into a new consulting agreement as described in Paragraph 12(b).  The Company will pay the Termination Payment (as defined in and calculated in accordance with Section 5.2 of the OC Consulting Agreement) to Ocean Consulting, at the option of Ocean Consulting (such election to be provided to the Company in a written notice at least five business days prior to the Closing Date), as follows: (A) in one lump sum cash payment on the Effective Date of Termination equal to 75% of the Termination Payment amount (without any further sum owing); or (B) (i) 50% of the Termination Payment shall be paid to Ocean Consulting on the Closing Date, and (ii) 50% of the Termination Payment shall be paid to Ocean Consulting on the date that is six months following the Closing Date; provided that the payment described in subclause (B)(ii) above shall only be paid if (x) FMR and Ocean Consulting have complied with all of their respective obligations under the FMR Employment Agreement and the OC Consulting Agreement (as the same are modified and extended pursuant to Section 14(f)), as applicable, (y) RMR and Ocean Transportation have complied with all of their respective obligations under the RMR Employment Agreement and the OT Consulting Agreement (as the same are modified and extended pursuant to Section 14(f)), as applicable, and (z) Sellers, FMR and RMR have complied with all of their respective obligations under the provisions of Paragraph 14 of this Agreement, in each case through such payment date. The Parties agree that no other termination payments will be payable to Ocean Consulting in connection with the termination of its engagement with the Company, including at the end of any transitional period.

b.
At Closing, Ocean Consulting will enter into, and Sparrow will cause the Company to enter into, a new Consulting Agreement with Ocean Consulting, substantially in the form attached hereto as Exhibit C.

13.	The Parties agree on the following terms and conditions with respect to the consulting arrangements of Ocean Transportation:

a.
At Closing, the OT Consulting Agreement shall be terminated by the Company without Cause simultaneously with the entry into a new consulting agreement as described in Paragraph 13(b).  The Company will pay the Termination Payment (as defined in and calculated in accordance with Section 5.2 of the OT Consulting Agreement) to Ocean Transportation, at the option of Ocean Transportation (such election to be provided to the Company in a written notice at least five business days prior to the Closing Date), as follows: (A) in one lump sum cash payment on the Effective Date of Termination equal to 75% of the Termination Payment amount (without any further sum owing); or (B) (i) 50% of the Termination Payment shall be paid to Ocean Transportation on the Closing Date, and (ii) 50% of the Termination Payment shall be paid to Ocean Transportation on the date that is six months following the Closing Date; provided that the payment described in subclause (B)(ii) above shall only be paid if (x) FMR and Ocean Consulting have complied with all of their respective obligations under the FMR Employment Agreement and the OC Consulting Agreement (as the same are modified and extended pursuant to Section 14(f)), as applicable, (y) RMR and Ocean Transportation have complied with all of their respective obligations under the RMR Employment Agreement and the OT Consulting Agreement (as the same are modified and extended pursuant to Section 14(f)), as applicable, and (z) Sellers, FMR and RMR have complied with all of their respective obligations under the provisions of Paragraph 14 of this Agreement, in each case through such payment date.  The Parties agree that no other termination payments will be payable to Ocean Transportation in connection with the termination of its engagement with the Company, including at the end of any transitional period.

b.
At Closing, Ocean Transportation will enter into, and Sparrow will cause the Company to enter into, a new Consulting Agreement with Ocean Transportation, substantially in the form attached hereto as Exhibit D.

14.	Effective upon the Closing, the Parties agree with the Company upon the following terms:

a.
Covenant Not to Compete.  For a period of five (5) years following the Closing Date, each of FMR, RMR, Avellanos and Hazels agree that such person shall not (and each of FMR, RMR, Avellanos and Hazels agree to cause SIPSA and their and SIPSA’s respective controlled subsidiaries and entities (SIPSA and their and SIPSA’s respective controlled subsidiaries and entities, collectively, the “Controlled Affiliates”), to not), without the consent of the board of directors of the Company (the “Board”), in any form or any manner, directly or indirectly, on such person’s own behalf or in combination with others, become engaged in (as an individual, partner, stockholder, director, officer, principal, agent, independent contractor, employee, trustee, lender of money or in any other relation or capacity whatsoever, except as a holder of securities of a corporation whose securities are publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and then only to the extent of owning not more than two percent (2%) of the issued and outstanding securities of such corporation or other entity) to provide services to any business which renders services or sells products, or proposes to render services or sell products, that directly compete with the Business of the Company or any of its subsidiaries.

For purposes of this Paragraph 14, the term “Business” shall mean: (i) owning and/or operating barges and pushboats to transport cargoes in South America; (ii) owning and/or operating vessels that provide supplies and support services to offshore companies and drilling platforms in Brazil, the North Sea or the Gulf of Mexico; (iii) owning and/or operating barge building facilities in South America; (iv) storage and transshipment services of the same or similar type currently operated by the Company; (v) the current business and operations of the Ocean Business (as defined below); (vi) any current business and operations of the Company not covered by the foregoing; (vii) any currently contemplated business activities (A) specifically reflected in the Company’s five-year Business Plan (as defined in the Shareholders’ Agreement and as may have been updated by the Board since the date thereof) or (B) specifically discussed at any meetings of the Board or Executive Committee held after December 12, 2012; and (viii) activities directly related to any of the foregoing; provided, that, if applicable, “Business” shall not include the Ocean Business at any time after the purchase of the Ocean Business pursuant to Paragraph 21 hereof (but, for the avoidance of doubt, “Business” shall still include the other businesses enumerated above to the extent they do not constitute the Ocean Business). It is understood that nothing in this Paragraph 14 will prevent the owning and operating of ship repair (or any floating craft repair but excluding the repair of barges and pushboats) facilities, ship agencies (such as Shipping Services S.A. and Navalia S.A.), ports and other similar service companies in the shipping sector that regularly provide services to any third party customer (unrelated to any of FMR, RMR, Avellanos and Hazels or any of their respective Controlled Affiliates) as an independent business even if such third party customer may be competitors to the Business; provided, in any event that such activities carried out by FMR, RMR, Avellanos and Hazels or any of their respective Controlled Affiliates do not compete with the Business.

b.
Covenant Not to Solicit or Hire Employees.  For a period of five (5) years following the Closing Date (the “Restricted Period”), each of FMR, RMR, Avellanos and Hazels agree and covenant that such person shall not (and each of FMR, RMR, Avellanos and Hazels agree to cause their respective Controlled Affiliates, including SIPSA, to not), for any reason, directly or indirectly, solicit, hire, engage or endeavor to entice away from the Company and its subsidiaries (whether for such person’s own benefit or on behalf of another person or entity), or facilitate the solicitation, hiring, engaging or enticement of, any person (including entities directly or indirectly controlled by such person) who is or was employed by the Company or any of its subsidiaries either during the period commencing on the date hereof and ending on and including the Closing Date or during the Restricted Period (including, for the avoidance of doubt, any person whose employment with the Company or any of its subsidiaries terminates during the period commencing on the date hereof and ending on and including the Closing Date or during the Restricted Period) (“Covered Persons”) to work for such person or any of its Controlled Affiliates or any competitor of the Company and its subsidiaries, nor shall such person otherwise attempt to interfere (to the Company's detriment) in the relationship between the Company or any of its subsidiaries and any such Covered Persons; provided, however, that a general solicitation that does not specifically identify such person or Covered Persons shall not be deemed to violate the non-solicitation portion of this paragraph. Notwithstanding the foregoing, FMR, RMR, Avellanos, Hazels and any of their respective Controlled Affiliates may hire or engage any person listed on Schedule 14(b) (including entities directly or indirectly controlled by such persons), so long as (x) in the case of persons listed in Section I of such schedule, such person has separated from the Company in a manner that does not trigger any severance payments by the Company under applicable law, Company policies or contractual arrangements, and (y) in the case of persons listed in Section II of such schedule, the Company has either terminated such person’s employment or did not renew such person’s employment arrangements at the conclusion of their term. Notwithstanding the foregoing, if FMR, RMR, Avellanos, Hazels or any of their respective Controlled Affiliates hire or engage any person during the Restricted Period who had become a non-management level employee of the Company or its subsidiaries for the first time after the Closing Date and whose employment was thereafter terminated by the Company or its subsidiaries (without becoming an employee of the Company or another subsidiary, as applicable), such hiring or engagement shall not be deemed to violate the non-hire portion of this paragraph if none of FMR, RMR, Avellanos, Hazels or any of their respective Controlled Affiliates had knowledge, after due inquiry, at the time of such hiring or engagement that such person had been an employee of the Company or its subsidiaries during the Restricted Period; provided, however, that FMR, RMR, Avellanos, Hazels and their respective Controlled Affiliates shall be deemed to have knowledge if such person had been an employee of the Company or any of its subsidiaries at any time in the six months prior to such hiring or engagement.

c.
Covenant Not to Solicit Customers.  For a period of five (5) years following the Closing Date, each of FMR, RMR, Avellanos and Hazels agree and covenant that such person shall not (and each of FMR, RMR, Avellanos and Hazels agree to cause their respective Controlled Affiliates, including SIPSA, to not), directly or indirectly, in any form or manner, contact, solicit, or facilitate the contacting or solicitation of, any Customer of the Company and its subsidiaries for the purpose of competing with the Business.  For purposes of this Paragraph 14, the term “Customer” shall mean and refer to each person or entity that has a contract with or is actively being solicited by the Company and its subsidiaries with respect to the Business.

d.
Each of FMR, RMR, Avellanos and Hazels agree and covenant that such person shall not (and each of FMR, RMR, Avellanos and Hazels agree to cause their respective Controlled Affiliates, including SIPSA, to not), directly or indirectly, pay or cause to be paid on their behalf any bonus or similar payment to any employee of the Company and its subsidiaries without the prior written consent of Sparrow.

e.	Each of Avellanos and Hazels agree and covenant to comply with the confidentiality obligations set forth in the OC Consulting Agreement as if such person were a consultant party thereto.

f.
The Parties agree that Sections 7.1, 7.2 and 7.3 of the FMR Employment Agreement and of the RMR Employment Agreement shall remain in full force and effect, starting on the Closing Date, for a period of eighteen (18) months, in accordance with their respective terms; provided, that, the definition of “Business” as set forth therein shall be the definition set forth in Paragraph 14(c) hereof.

g.
Each of FMR, RMR, Avellanos and Hazels agrees that it will not take, and will cause their Controlled Affiliates, including SIPSA, to not take, any actions on or after the date hereof and prior to the Closing that, if taken after the Closing, would constitute a breach of its obligations under this Paragraph 14.

h.
Without limiting any other provisions herein, the Parties agree that the covenants in this Paragraph 14 are a material inducement to Sparrow to enter into this Agreement and the Parties further agree that such covenants are reasonably necessary to protect the legitimate interests of the Company, are reasonable with respect to the time and territory and do not interfere with the interests of the public.

15.
Sparrow agrees that it shall cause the Company not to, and Sellers agree that it shall cause Shipping Services S.A. and Navalia S.A., as applicable, not to, amend or terminate (except in case of a material breach by the other party for which there is either no cure or such breach has not been cured within 15 days) any of the existing agency agreements (i) set forth on Schedule 15(a) hereto between the Company and Shipping Services S.A. and (ii) set forth on Schedule 15(b) hereto between the Company and Navalia S.A. for a period of twelve (12) months following the Closing Date.

16.	SIPSA Shareholder Approval

a.
The Sellers agree to duly take, or to cause their respective Controlled Affiliates that are shareholders of SIPSA to take, all lawful action (i) to call and give notice of a general shareholders’ meeting of SIPSA (the

“SIPSA Shareholders Meeting”) no later than three (3) business days after the date hereof, and (ii) to convene and hold the SIPSA Shareholders Meeting in accordance with applicable laws no later than fifteen (15) days after such notice has been sent, or as soon as possible thereafter (but in any event, no later than twenty (20) days after notice has been sent or on the next succeeding business day if such date is not a business day) to the extent additional time is needed to comply with any applicable requirements of Chilean law or Chilean regulatory authorities, in each case for the purpose of obtaining SIPSA Shareholder Approval.

b.
The Sellers agree to cause the SIPSA Shareholder Approval to be obtained at the SIPSA Shareholders Meeting, including without limitation (x) voting their shares in SIPSA, and causing their Controlled Affiliates who own shares in SIPSA to vote their shares, to approve the transactions contemplated by this Agreement at the SIPSA Shareholders Meeting, (y) not taking any action or making any statement (including in connection with the SIPSA Shareholders Meeting) inconsistent with this Paragraph 16, and (z) promptly addressing any formalities relating to the SIPSA Shareholders Meeting required by Chilean regulatory authorities having jurisdiction over SIPSA.

c.
As soon as possible after SIPSA Shareholder Approval has been obtained but in no event more than 1 business day thereafter, Sellers, FMR and RMR agree to cause the approval of the shareholders of Avellanos of the performance of this Agreement and the consummation of the transactions contemplated hereby (“Avellanos Shareholder Approval”, and together with SIPSA Shareholder Approval, the “Shareholder Approvals”) to be obtained.

d.
The Parties agree that if the Shareholder Approvals have not been obtained by August 22, 2014 (provided that such date shall be automatically extended to the extent needed to comply with any formalities or requirements of Chilean regulatory or judicial authorities having jurisdiction over SIPSA), then on such date (as shall be so automatically extended), the Shareholders Agreement shall be automatically amended to provide that all actions of the Board that require Supermajority Board Approval (as defined in the Shareholders Agreement) or that require Consensus Board Approval (as defined in the Shareholders Agreement) shall only require Majority Board Approval (as defined in the Shareholders Agreement).

e.	If the Shareholder Approvals have not been obtained within 75 days of the date hereof (or on the next succeeding business day if such date is not a business day), then beginning on such date, at Sparrow’s sole option upon written notice to Avellanos and Hazels, a Third Meeting (as defined in the Shareholders Agreement) may be called by a director nominee of Sparrow to be held within 15 days of such notice, and Sparrow, Avellanos and Hazels will follow the deadlock process as set forth in Sections 2.14 of the Shareholders Agreement (it being understood that Sparrow, Avellanos and Hazels shall be deemed to waive any prerequisite requirements of the deadlock process prior to the Third Meeting set forth in the Shareholders Agreement, including the submission of a matter for Supermajority Board Approval at prior Board meetings). Sparrow, Avellanos and Hazels agree that the provisions of this Paragraph 16(e) shall be deemed an amendment of the Shareholders Agreement.

f.
For purposes of this Agreement, “SIPSA Shareholder Approval” shall mean the requisite approval, at the SIPSA Shareholders Meeting, of the shareholders of SIPSA of the transactions contemplated by this Agreement in accordance with its governing documents and applicable law.

17.	The obligation of Sparrow and the Sellers to consummate the Closing shall be conditioned on obtaining the Shareholder Approvals.

18.	The obligation of Sparrow to consummate the Closing shall be subject to the satisfaction or waiver by Sparrow at or prior to the Closing Date of each of the following conditions:

a.
The representations and warranties of each of the Parties (other than Sparrow) set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the date of this Agreement and the Closing Date.

b.
Each and all of the covenants and agreements of each of the Parties (other than Sparrow) to be performed or complied with pursuant to this Agreement on or prior to the Closing Date shall have been fully performed and complied with in all material respects.

c.
If the Closing shall not have occurred by September 16, 2014, except if the absence of such occurrence is due to (i) the acts or omissions of Sparrow after the date of this Agreement (other than actions or omissions specifically permitted by this Agreement) or (ii) a delay attributable to any required regulatory approval of the Argentine government, there shall not have been  any event, occurrence, development or change that has had or could reasonably be expected to have a Material Adverse Effect (as defined below).

For purposes of this Agreement, “Material Adverse Effect” shall mean (i) any material adverse changes in the global financial, currency, banking or securities markets or general economic or political conditions; (ii) acts of war, sabotage, terrorism or natural disaster; or (iii) any event, occurrence, circumstance, fact, development, condition or change that is, or could be reasonably expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the Company and its subsidiaries taken as a whole, excluding in the case of clause (iii) above, any fact or state of facts, circumstance, change, effect, occurrence or event resulting from or arising in connection with (x) changes or conditions generally affecting the industry in which the Company and its subsidiaries operate, or (y) the consummation of the transactions contemplated by this Agreement.

d.
Sellers, FMR and RMR shall have executed and delivered to Sparrow a certificate dated the Closing Date, in a form reasonably acceptable to Sparrow, executed by an officer of each of the Sellers, certifying to the fulfillment and satisfaction of the conditions specified in Paragraphs 18(a) and 18(b) above and, if applicable, certifying, to their knowledge, to the fulfillment and satisfaction of the conditions specified in Paragraph 18(c) above.

e.
The Company shall have received an executed waiver from the lenders and other creditors (that are parties to loan or similar agreements with the Company or its subsidiaries that contain a change of control, change in management or other similar provision that may be triggered from the transactions contemplated hereby, including the departures of FMR and RMR from the Company upon the termination of their employment under the terms of the new employment agreements attached as Exhibits A and B hereto) of the Company and its subsidiaries in form and content reasonably acceptable to Sparrow whereby each such lender and/or creditor shall waive its rights pursuant to any change of control, change in management or other similar provision that may result from the transactions contemplated hereby; provided, that (i) the only consequence of not obtaining waivers shall be that the Closing will not take place until they are obtained, subject to the ability of Sparrow to terminate this Agreement pursuant to Paragraph 22; (ii) that the Parties agree that the Executive Committee shall have the authority to control the process (including delegation to one or more officers of the

Company as they determine) to obtain the waivers; and (iii) that Sparrow will use its reasonable best efforts to cause the Company to obtain and to assist the Company in obtaining the waivers referred to in this clause (e); provided, however, that neither Sparrow nor the Company will have the obligation to pay any consideration in connection therewith other than any reasonable and customary consent fees (the cost of which shall be split evenly between Sparrow, on the one hand, and the Sellers, on the other hand).

f.
No fact or circumstance exists, or change occurs, that is materially adverse to the business relationship between the Company or any of its subsidiaries and any of the customers listed on Schedule 8(a), including any fact, circumstance or change that has been learned as a result of the Customer Meetings, but not including information that (i) has been communicated prior to the date hereof to the Board (other than FMR and RMR) or any member of the Executive Committee of the Company (other than FMR and RMR), or (ii) was known by any member of the Executive Committee of the Company (other than FMR and RMR) prior to the date hereof; provided, that Sparrow has provided to the Sellers written notice of its belief as to the existence of such fact, circumstance or change by the later of 30 days after the date of this Agreement or the day prior to the SIPSA Shareholders Meeting.

19.	The obligations of Sellers to consummate the Closing shall be subject to the satisfaction or waiver by Sellers at or prior to the Closing Date of each of the following conditions:

a.
The representations and warranties of Sparrow set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the date of this Agreement and the Closing Date.

b.
Each and all of the covenants and agreements of Sparrow to be performed or complied with pursuant to this Agreement on or prior to the Closing Date shall have been fully performed and complied with in all material respects.

c.
Sparrow shall have executed and delivered to Sellers a certificate dated the Closing Date, in a form reasonably acceptable to Sellers, executed by a director of Sparrow, certifying to the fulfillment and satisfaction of the conditions specified in Paragraphs 19(a) and 19(b) above.

20.	Further Assurances

a.
At any time and from time to time after the Closing, each of the Parties will, as and when requested by any Party to this Agreement, execute and deliver, or cause to be executed and delivered, all such reasonable documents and instruments and will take, or cause to be taken, all such actions, as such other Party may reasonably deem necessary or desirable to consummate and to evidence the consummation of the transactions contemplated by this Agreement, including without limitation, (i) such additional reasonable instruments or documents as may be necessary to evidence the termination of rights under the Registration Rights Agreement described in Paragraph 3 above, and (ii) cooperating and using reasonable best efforts to obtain the waivers required to be obtained pursuant to Paragraph 18(e); provided, however, that the Parties will not have the obligation to pay any consideration in connection therewith except as set forth in Paragraph 18(e).

b.
Sellers, FMR and RMR will use their reasonable best efforts to cause to be fulfilled the conditions to the obligations of Sparrow set forth in Paragraph 18 and Sparrow will use its reasonable best efforts to cause to be fulfilled the conditions to the obligations of the Sellers set forth in Paragraph 19.

c.
Sparrow will use its reasonable best efforts to cause the Company to (i) make the Option Grant on or prior to the Closing Date, (ii) agree to the changes to the FMR Employment Agreement and the RMR Employment Agreement called for by Paragraph 14(f), and (iii) enter into the new Employment Agreements and Consulting Agreements attached as exhibits hereto.

21.	Ocean Business Purchase Option

a.
Unless Sparrow and Hazels have agreed in writing upon an alternative process, the Parties agree to follow the offer process set forth below relating to the possible purchase by Hazels (or by any other directly controlled affiliate of SIPSA designated by SIPSA, subject to such designee being able to demonstrate to the reasonable satisfaction of the Company sufficient financial capacity for the purchase (through SIPSA credit support or otherwise)) of the Ocean Business (the “Ocean Purchase”).  For the avoidance of doubt, the references to “Hazels” in this Paragraph 21 shall refer to such subsidiary or affiliate, if so designated by SIPSA.

b.	Within fifteen (15) days following the Closing Date, each of the Company and Hazels will engage, at such Party’s expense, a reputable, nationally known investment banking firm to provide a fair market valuation (as of the Closing Date) of the Ocean Business within thirty (30) days (which will be automatically extended for one additional fifteen (15) day period if reasonably requested by either of such investment banking firms) of the date of engagement of the later of the two investment banking firms to be so engaged pursuant to this provision. The Company and Hazels will coordinate with the two investment banking firms to provide that the final valuations of the two investment banking firms will be delivered concurrently to the Company and Hazels (with a copy to Sparrow). The Company will provide both investment banking firms with access to the same documentation and information relating to the Ocean Business and the same access to the management and personnel of the Company, and upon any written request from either investment banking firm for additional information, to provide such additional information and/or documentation to both investment banking firms concurrently. Except as otherwise provided herein, the Company will not make, or permit any of its representatives to make, any additional submission to the investment banking firms except pursuant to such a written request by either of the investment banking firms. For the avoidance of doubt, nothing shall prohibit communications between one of the investment banking firms and the person engaging such bank pursuant to this provision.

c.
Provided that the two valuations are the same or the higher valuation is not more than 15% greater than the lower valuation, within ten (10) days of receipt by the Company and Hazels of the two valuations, Hazels will have the option to submit a written offer to the Company to purchase the Ocean Business from the Company (an “Offer”) at a price equal to the average of the two valuations and on such terms and conditions to be mutually agreed upon, which will include customary purchase price adjustments between the Closing Date and the date of the consummation of the Ocean Purchase.

d.
If the higher valuation is more than 15% greater than the lower valuation, then the Company and Hazels will jointly engage (the costs of such engagement to be split evenly between the Company and Hazels) a third reputable, nationally known investment banking firm to provide a fair market valuation (as of the Closing Date) of the Ocean Business within 30 days of its engagement (which may be automatically extended for one additional fifteen (15) day period if reasonably requested by such investment banking firm).  This third investment banking firm shall be provided with the same documentation and information relating to the Ocean Business that had been provided to the original two investment banking firms. Within ten (10) days of receipt by the Company and Hazels of the third valuation, Hazels will have the option to submit an Offer at a price equal to the average of the third valuation and the valuation (of the two initial valuations) that is closest in value to the third valuation and on such terms and conditions to be mutually agreed upon, which will include customary purchase price adjustments, between the Closing Date and the date of the consummation of the Ocean Purchase.

e.
As soon as practicable after the Closing Date, the Company and Hazels will use their reasonable best efforts to agree on the principal terms and conditions to be included in the definitive agreement relating to the Ocean Purchase by Hazels pursuant to this Paragraph 21.  If the principal terms and conditions are agreed, then the Company and Hazels will provide such agreed upon terms and conditions to the investment banking firms conducting valuations pursuant to this Paragraph 21.

f.
The Parties agree that the acceptance of any Offer by the Company and the consummation of  the Ocean Purchase shall be subject to mutually agreed-upon definitive documentation, applicable law, obtaining any required consents or waivers (including of any obligations triggered by such sale) and complying with any requirements of the Articles of Association of the Company, including without limitation, the approval of the Offer and mutually agreed-upon definitive documentation by a majority of disinterested directors (including the independent director) of the Company and the Company obtaining a satisfactory fairness opinion (such fairness opinion to be obtained at the Company’s expense and which the Parties agree may be provided by one of the investment banking firms that has already provided a valuation if an Offer is delivered pursuant to clause (c) above).

g.
Sparrow agrees that it will: (i) cause any Offer to be brought before the Board, (ii) cause its nominee directors to approve the acceptance of the Offer and the mutually agreed-upon definitive documentation, subject to the completion of all actions and the satisfaction of all conditions to consummating the Offer described in clauses (a)-(f) of this Paragraph 21, (iii) cause the Company or any of its subsidiaries to carry out all necessary actions and execute all necessary documents to consummate the transactions contemplated by the Offer and the mutually agreed-upon definitive documentation as promptly as possible following the completion of all actions and the satisfaction of all conditions to consummating the Offer described in clauses (a)-(f) of this Paragraph 21, and (iv) cause the Company to cooperate with all and fulfill the provisions of, and the transactions contemplated by, this Paragraph 21, including engaging the investment bank(s) contemplated by Paragraphs 21(b) and (c); provided that Sparrow will not be required to cause its nominee directors or the Company or any of its subsidiaries to take actions to the extent such actions would negate or conflict with the decisions of the independent director of the Company.

h.
Hazels agrees to carry out all necessary actions and execute all necessary documents to consummate the transactions contemplated by an Offer as promptly as possible following the completion of all actions and the satisfaction of all conditions to consummating the Offer described in clauses (a)-(f) of this Paragraph 21.

i.
For purposes of this Agreement, the “Ocean Business” shall mean the business and operations of the Company’s “Ocean Business” segment as a going concern, including all of the assets and liabilities that are part of such segment as of the Closing, which assets include without limitation the vessels “Argentino” and “Asturiano,” all of the associated equipment, containers, and leases currently in use for the operation of the Patagonia Shipping line, the vessels “Amadeo”, “Miranda”, “Alejandrina”, and the bare-boat charter of vessel “Austral” (including a mechanism through which the Company will transfer the Argentine flag rights under which these ships operate).

j.
If (i) no Offer is delivered to the Company within the 10-day period provided for in clause (c), if applicable, or clause (d), if applicable, of this Paragraph 21, (ii) the independent director of the Company determines not to approve any Offer presented to it in accordance with this Paragraph 21, or (iii) a definitive agreement is not entered into between the Company and Hazels in the 90-day period following the date an Offer is delivered to the Company, then each of Sparrow or Hazels can terminate the agreement in this Paragraph 21 provided such Party has complied (and in the case of Sparrow, Sparrow has caused the Company to comply) with its obligations under this Paragraph 21.

22.
This Agreement may be terminated by Sparrow or Sellers at any time prior to the Closing Date by written notice to the other Party if the Closing Date shall not have occurred within 75 days (which period shall be automatically extended for up to an additional 30 days to the extent the Closing has not occurred due to one or more force majeure events covered by Paragraph 30) of the date hereof (or on the next succeeding business day if such date is not a business day), except that, (i) neither Sparrow nor Sellers may terminate this

Agreement if the absence of such occurrence is due to the breach by the Party seeking such termination of any of its representations, warranties, covenants or agreements under this Agreement, and (ii) Sellers may not terminate this Agreement if the absence of such occurrence is due to the failure to obtain Shareholder Approvals. In the event of the termination of this Agreement pursuant to this Paragraph 22, this Agreement (other than with respect to Paragraph 16(d) and Paragraphs 23-34, which shall continue in effect) shall thereafter become void and have no effect, without any liability on the part of any Party in respect thereof, except that nothing herein will relieve any Party from liability for any willful breach of this Agreement.

23.
No press release or announcement concerning the transactions contemplated hereby will be issued by Sellers, on the one hand, or Sparrow, on the other hand, without the prior consent of the other, except as such release or announcement may be required by law, rule or regulation or the listing requirements of any applicable stock exchange, in which case the person required to make the release or announcement will allow the person whose consent would otherwise be required reasonable time to comment on such release or announcement in advance of such issuance and send a copy of such release or announcement to the other person.

24.
All notices, requests and other communications to any party pursuant to or in connection with this Agreement shall be in writing and shall be deemed to have been effectively given upon receipt when (i) delivered in person, (ii) mailed by certified or registered mail, return receipt requested, (iii) delivered by an internationally recognized overnight delivery service, or (iv) sent by facsimile transmission, in each case as follows:

if to Sparrow to:
Sparrow Capital Investments Ltd. c/o GTC Corporate Services Limited Sassoon House Shirley St. & Victoria Ave. P.O. Box SS-5383 Nassau, New Providence, The Bahamas Fax: 242-328-1069
and
Southern Cross Latin America Private Equity Fund IV, L.P. c/o Blakes Extra Provincial Services, Inc. Commerce Court West, Suite 2800 199 Bay Street Toronto, Ontario M5L 1A9

Attention: Fax: (416) 863-2653

with a copy (which shall not constitute notice) to:
Southern Cross Group LLC 1680 Michigan Ave. Suite 1000 Miami Beach, FL 33130 Attention: Ricardo Rodriguez Fax: (914) 698- 4395
and
Chadbourne & Parke LLP 30 Rockefeller Plaza New York, NY 10012 Attention: Morton E. Grosz Fax: (212) 541-5369
and
Chadbourne & Parke LLP 1301 Avenue of the Americas New York, NY 10019 Attention: Morton E. Grosz Fax: (212) 541-5369
if to Sellers to:
Hazels c/o SIPSA Los Avellanos c/o SIPSA SIPSA Avenida del Bosque Norte 0440 oficina 1101 Las condes Santiago, Chile Attention: José Antonio Sastre Fax: 56-2 2362 3351
with a copy (which shall not constitute notice) to:

White & Case LLP 1155 Avenue of the Americas New York, NY USA 10036-2787 Attention: F. Holt Goddard, Esq. Fax: 1 (212) 354-8113

Guerrero Olivos Vitacura 2939 8th Floor Santiago – Chile Attention: Sebastian Guerrero Fax: 562-2674-2901

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one business day, or by personal delivery, whether courier or otherwise, made within two business days after the date of such facsimile transmissions.

Any party to this Agreement may change its address for purposes of notice hereunder by giving five days’ notice of such change to each of the other parties hereto as provided in this Paragraph 24.

25.
No Party to this Agreement will convey, assign or otherwise transfer this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Parties, such consent not to be unreasonably withheld; provided, that, Hazels can assign any of its rights to purchase the Ocean Business described in Paragraph 21 to any other directly controlled affiliate of SIPSA, subject to such assignee being able to demonstrate sufficient financial capacity for the purchase (through SIPSA credit support or otherwise).  Any conveyance, assignment or transfer which is made without such consent will be void ab initio.  No assignment of this Agreement will relieve the assigning party of its obligations hereunder.  The Parties agree that the Company is an intended third party beneficiary of Paragraph 14 of this Agreement.

26.	No provision of this Agreement may be waived except by an instrument in writing executed by the Party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Parties hereto.

27.
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

28.
The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any Federal, state, local, or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation" and (iv) the word "or" shall not be exclusive.  For purposes of this Agreement, “business day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, Buenos Aires, Argentina or Santiago, Chile are authorized by law to close.

29.	The Parties agree that if, at any time prior to the Closing, there is any inconsistency between the Shareholders Agreement and this Agreement, this Agreement shall control.

30.
The Parties agree that time is of the essence with respect to the performance of any of the actions or transactions described in this Agreement.  No Party’s performance of its obligations under this Agreement will be deemed untimely if any late performance is due to acts of God, war, terrorism, civil disturbance, or government (including, but not limited to, governmental or court orders), or any other act or event beyond the reasonable control of the affected Party;

provided, however, that the affected Party must take all reasonable steps to perform and must promptly notify the other Party of the event before such delay will be excused. The time for performance of any undertaking will not be extended and no failure to perform will be excused, for more than fifteen (15) days pursuant to this Paragraph 30 without the mutual consent of the Parties.

31.
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of New York.

32.
Each Party hereto acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available, upon a breach or threatened breach of this Agreement by another Party hereto.

33.
Any claim, action, suit or dispute (“Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of the City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of the City of New York.  Consistent with the preceding sentence, the Parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of the City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.  The Parties hereto hereby agree that the mailing of process or other papers in connection with any such Action or proceeding in the manner provided in Paragraph 24 of this Agreement, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

34.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

35.
Except for those express representations of the Sellers contained in Paragraph 6, Paragraph 7 and Paragraph 8 hereof, (i) the Shares are being transferred “as is, where is, with all faults and benefits,” and (ii) except as set forth in Paragraphs 7(c) and 8(a), each Party acknowledges that it has not relied on, and each other Party expressly disclaim, any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the Company, the Sparrow Sub, the Shares or the prospects (financial or otherwise), risks and other incidents of the Company, the Sparrow Sub and their respective assets.

36.
Except in the case of willful misconduct or fraud, for and in consideration of the transfer of the Shares and the covenants and agreements contained herein, effective as of the Closing, Sparrow shall (and shall cause Sparrow Sub, Triton Shipping Ltd. and Quattro Shipping Holdings Ltd. to) absolutely and unconditionally release, acquit and forever discharge Avellanos and Hazels, from any and all costs, expenses, damages, debts, or any other obligations, liabilities and claims whatsoever, whether known or unknown, both in law and in equity, in each case to the extent arising out of or resulting from the documents and agreements set forth on Schedule 36 hereof.

37.
Except in the case of willful misconduct or fraud, for and in consideration of the transfer of the Shares and the covenants and agreements contained herein, effective as of the Closing, Avellanos and Hazels shall absolutely and unconditionally release, acquit and forever discharge Sparrow, Sparrow Sub, Triton Shipping Ltd. and Quattro Shipping Holdings Ltd., from any and all costs, expenses, damages, debts, or any other obligations, liabilities and claims whatsoever, whether known or unknown, both in law and in equity, in each case to the extent arising out of or resulting from the documents and agreements set forth on Schedule 36 hereof.

38.
The representations and warranties made in this Agreement shall survive until the date that is eighteen (18) months after the Closing Date, provided that the representations and warranties under Paragraphs 6, 7(a) and 7(b) shall survive indefinitely.

39.
Avellanos and Hazels, on the one hand, and Sparrow, on the other hand, agree that for so long as this Agreement is in effect they shall not, and shall not allow their representatives on the Board to, at any meeting of the Board introduce for a vote any matter that would require a Supermajority Board Approval without the written consent of the other Part(ies). For the avoidance of doubt, this provision will not survive any termination of this Agreement, and does not affect the rights of the Parties under Paragraph 16(e).

If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

[Signature page follows]

Very truly yours,

SPARROW CAPITAL INVESTMENTS LTD.

		By:	/s/ Ricardo Rodriquez
Name: Ricardo Rodriguez
Title: Director

Accepted and Agreed as of July 13, 2014:

INVERSIONES LOS AVELLANOS S.A.

By:	/s/ Julio Menendez R.	By:	/s/ Carlos Caceres C.
	Name: Julio Menendez R.		Name: Carlos Caceres C.
	Title: Director		Title: Director

HAZELS (BAHAMAS) INVESTMENTS INC.

By:	/s/ Julio Menendez R.	By:	/s/ Jose Antonio Sastre G.
	Name: Julio Menendez R.		Name: Jose Antonio Sastre G.
	Title: Director		Title: Attorney

OCEAN CONSULTING GMBH

By:	/s/ Felipe Menendez R.
Name: Felipe Menendez R.
Title:

OCEAN TRANSPORTATION GMBH

By:	/s/ Ricardo Menendez R.
Name: Ricardo Menendez R.
Title:

/s/ Felipe Menendez R.
Felipe Menendez R.

/s/ Ricardo Menendez R.
Ricardo Menendez R.

Acknowledged and Agreed:

SPARROW CI SUB LTD.

By:	/s/ Ricardo Rodriguez
Name: Ricardo Rodriguez
Title: Director

TRITON SHIPPING LTD.

By:	/s/ Ricardo Rodriguez
Name: Ricardo Rodriguez
Title: Director

QUATTRO SHIPPING HOLDINGS LTD.

By:	/s/ Ricardo Rodriguez
Name: Ricardo Rodriguez
Title: Director

Schedule 7(a)
Shares Owned

Seller	Company Shares	Class B Shares
Inversiones Los Avellanos S.A.	4,735,517
Hazels (Bahamas) Investments Inc.	3,128,568	100
Ocean Consulting GmbH	546,368 plus 155,000 shares (subject to proper exercise of options)
Ocean Transportation GmbH	546,368 plus 155,000 shares (subject to proper exercise of options)

Schedule 15(a) and Schedule 15(b)
Agency Agreements
1.	Agency Agreement, dated as of December 30, 2011, between Ultrapetrol S.A. and Shipping Services S.A.
2.	Agency Agreement, dated as of April 1, 2010, between UABL S.A. and Shipping Services Argentina
3.	Agency Agreement, dated as of April 1, 2010, between UABL S.A. and Navalia S.R.L.

Schedule 36
Mutual Release Agreements
1)	Shareholders' Agreement dated as of November 13, 2012 by and among Sparrow, Avellanos and Hazels
2)	Shareholders Agreement dated as of November 13, 2012 by and among Sparrow Sub, Sparrow, Avellanos, Hazels, Triton Shipping Ltd. and Quattro Shipping Holdings Ltd.
3)
Investment Agreement dated as of November 13, 2012 by and among the Company, Sparrow, Southern Cross Latin America Private Equity Fund III, L.P. and Southern Cross Latin America Private Equity Fund IV, L.P.

Exhibit A
FELIPE MENENDEZ R.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of [●], 2014 (the “Effective Date”), by and between Ultrapetrol (Bahamas) Limited, a Bahamas company (the “COMPANY”), and Felipe Menendez R. (the “EMPLOYEE”).

WHEREAS, the Company and the Employee wish to amend and restate the terms of employment of the Employee by the Company on the terms set forth below.

Accordingly, the parties hereto agree as follows:

1.           Term.  The Company hereby employs the Employee, and the Employee hereby accepts such employment for a term commencing as of the date hereof and ending six months following the Effective Date, unless sooner terminated in accordance with the provisions of Section 4 (the period during which the Employee is employed hereunder being hereinafter referred to as the “Term”).  Notwithstanding the employment of the Employee by the Company, the Company shall be entitled to pay the Employee from the payroll of any subsidiary of the Company.

2.           Duties.  During the Term the Employee shall serve as an advisor to the Company.  In addition, during the Term, the Employee shall continue as a member of the Board of Directors of the Company (the “Board”) and shall serve in such capacity as part of his duties hereunder, subject to the Employee’s earlier removal or resignation.  The Employee shall not be entitled to additional compensation for serving as an officer (or similar function) or a member of the Board or the board of directors or managers of any subsidiary or affiliate of the Company.  During the Term, the Employee shall faithfully perform for the Company such duties of an executive, managerial or administrative nature designated from time to time by the Board and as are within his area of expertise and prior experience, including but not limited to: (a) facilitating an orderly transition of responsibilities to any new Chief Executive Officer or Executive Vice President of the Company (as applicable), (b) attending to Company matters as requested by the Board, (c) playing a role in representing the Company to customers and external stakeholders of the Company; (d) providing advice and counsel to the Company’s Chief Executive Officer; and (e) performing such other duties as may be fixed by the Board from time to time.  The Employee agrees to devote substantial time, attention and energies to the business and interests of the Company during the Term of this Agreement.  Employee shall not engage in any activities which will knowingly interfere with the performance of his duties with the Company or which would knowingly harm the Company’s business, nor shall the Employee be required to act in violation of his fiduciary duties, in an unlawful manner or to carry out his duties against what he estimates is in the best interest of the company.  During the Employee’s employment with the Company, Employee may serve on the boards of directors of up to five other unrelated entities (subsidiaries or controlled companies of such entities not to count as separate entities for these purposes) and may pursue investments; provided that such activities do not unreasonably interfere with his duties and responsibilities hereunder.

3.           Compensation.

3.1           Salary.  The Company shall pay to the Employee during the Term a base salary of $1.00 for the entire Term (the “Base Salary”).

3.2           Benefits – In General.  The Employee shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives.

3.3           Vacation.  During the Term, the Employee shall be entitled to vacation of not less than four (4) weeks.

3.4           Disability and Life Insurance Benefits.  During the Term, the Employee shall be entitled to long-term disability coverage providing benefits (to continue for such period as is provided in the applicable disability plan or program, as amended from time to time) equal to a maximum of $35,000 per month in the case of a covered disability (with up to $30,000 per month payable under the applicable disability plan or program and up to $5,000 per month payable by the Company), and term life insurance policy with a face amount equal to $5 million, of which one-half of the death benefits will be payable to the Company and one-half of the death benefits will be payable to the Employee.  The Company shall use commercially reasonable efforts to obtain such policies as soon as is reasonably practicable following execution of this Agreement.

3.5           Expenses.  The Company shall pay or reimburse the Employee for all travel, lodging, meals, entertainment or any other similar expenses incurred by Employee in connection with the performance of Employee’s duties hereunder upon receipt of documentation therefor in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

4.           Termination.  The employment of the Employee is terminable at will, at the discretion of the Company, upon written notice to the Employee.  The Employee agrees to resign as a director of the Company upon the effectiveness of the termination of his employment with the Company.  The Employee agrees to resign as a member of the board of directors or managers or as an officer of any subsidiary or affiliate of the Company promptly following a request by the Company.

5.           Return of Documents: Rights to Products.  All advertising, sales, manufacturers’ and other materials or articles or information, including, without limitation, data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to the Employee by the Company are and shall remain the sole property of the Company, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage.  If the Company requests the return of such materials (whether or not containing Confidential Information) at any time during or at or after the termination of the Employee’s employment, Employee shall promptly deliver such materials and all copies of such materials to the Company.

6.           Return of Property.  Upon termination of this Agreement for any reason, the Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents or any other documents, including all copies in any form or media, concerning the Company’s customers, marketing strategies, products or processes which contain any Confidential Information.

7.           Assignment of Inventions.  The Employee shall assign to the Company all rights, title and interest in any trade secrets and other products or other inventions relating to the Company’s business developed by him alone or in conjunction with others at any time while employed by the Company.

8.           Other Provisions.

8.1           Severability.  The Employee acknowledges and agrees that the Employee has had an opportunity to seek advice of counsel in connection with this Agreement.  If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect.  If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive

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by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permitted by such court.

8.2           Attorneys’ Fees.  In the event of any legal proceeding relating to this Agreement or any term or provision thereof, the losing party shall be responsible to pay or reimburse the prevailing party for all reasonable attorneys’ fees incurred by the prevailing party in connection with such proceeding, except when the losing party is the Employee, in which case each party shall bear its own costs.

8.3           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered (i) two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when received if it is sent by facsimile communication during normal business hours on a business day or one (1) business day after it is sent by facsimile and received if sent other than during business hours on a business day, (iii) one (1) business day after it is sent via a reputable overnight courier service, charges prepaid, or (iv) when received if it is delivered by hand, in each case to the intended recipient as set forth below:

(i)	If to the Company, to:

Ultrapetrol (Bahamas) Limited Ocean Centre, Montagu Foreshore East Bay Street Nassau, Bahamas

(ii)	If to the Employee, to:

Felipe Menendez R. Manuel Obarrio 2951 Buenos Aires, Argentina

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

8.4           Entire Agreement.  This Agreement, together with the applicable provisions of the Share Purchase Agreement dated as of July [●], 2014 by and among Sparrow Capital Investments Ltd., Inversiones Los Avellanos S.A., Hazels (Bahamas) Investments Inc., Ocean Consulting GmbH, Ocean Transportation GmbH, Felipe Menéndez, Ricardo Menéndez, Sparrow CI Sub Ltd., Triton Shipping Ltd., and Quattro Shipping Holdings Ltd. (the “SPA”), contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either); provided, that the obligations, duties and liabilities of the Employee pursuant to Sections 7.1, 7.2, 7.3 and 7.4 of the Employment Agreement dated October 29, 2012 by and between the Company and the Employee, as amended by Amendment No. 1 thereto and as further modified by the SPA, shall continue for the periods set forth in such provisions and shall survive and remain in full force and effect as provided in each such Section, and as contemplated by the SPA, notwithstanding the termination of such agreement.  In the event of any inconsistency between the SPA and this Agreement, the SPA shall control.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing.  Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to the Company’s employees generally.

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8.5           Waivers and Amendments.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the ease of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

8.6           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.7           Assignment.  This Agreement, and the Employee’s rights and obligations hereunder, may not be assigned by the Employee; any purported assignment by the Employee in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company’s assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

8.8           Withholding.  The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law.  No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law or with the written consent of the Employee.

8.9           No Duty to Mitigate.  The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in the event that the Employee does not mitigate.

8.10           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

8.11           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.  Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

8.12           Existing Agreements.  Employee hereby represents and warrants that, in entering into this Agreement, he is not in violation of any contract or agreement, whether written or oral, with any other person, firm, partnership, company or other entity to which he is a party or by which he is bound and will not violate or interfere with the rights of any other person, firm, partnership, company or other entity.  In the event that such a violation or interference does occur, or is alleged to occur, notwithstanding the representation and warranty made hereunder, the Employee shall indemnify the Company from and against any and all manner of expenses and liabilities incurred by the Company or any of its affiliates in connection with such violation or interference or alleged violation or interference.

8.13           Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.14           Certain Definitions.  For purposes of this Agreement:

(a)           an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and includes subsidiaries.

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(b)           A “business day” means the period from 9:00 am to 5:00 pm on any weekday that is not a banking holiday in New York, New York.

(c)           “Confidential Information” means, but is not limited to, any technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, designs, processes, procedures, improvements, models or manuals of Company and its subsidiaries and affiliates or which are licensed by any of the Company and its subsidiaries and affiliates, any financial data or lists of actual or potential customers or suppliers (including contacts thereat) of the Company and its subsidiaries and affiliates, and any information regarding the contracts, marketing and sales plans, which is not generally known to the public through legitimate origins of the Company and its subsidiaries and affiliates.

(d)           A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests or no board of directors or other governing body, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

8.15           The Employee agrees that any amounts owed by the Company to the Employee under the Employment Agreement shall be reduced by all amounts for which the Employee asserts a claim (including claims in respect of labor compensation or social security status) that the Employee is owed by the Company or its Subsidiaries in excess of the amounts expressly agreed to be paid by the Company to the Employee under the Employment Agreement and together with any amounts required to be paid by the Company to any Governmental Authority for taxes, labor related charges, social security contributions, interests and fines in connection with any such claim.

[The rest of this page is left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

ULTRAPETROL (BAHAMAS) LIMITED

By:
Name:
Title: Director

EMPLOYEE

Felipe Menendez R.

Exhibit B
RICARDO MENENDEZ R.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of [●], 2014 (the “Effective Date”), by and between Ultrapetrol (Bahamas) Limited, a Bahamas company (the “COMPANY”), and Ricardo Menendez R. (the “EMPLOYEE”).

WHEREAS, the Company and the Employee wish to amend and restate the terms of employment of the Employee by the Company on the terms set forth below.

Accordingly, the parties hereto agree as follows:

1.           Term.  The Company hereby employs the Employee, and the Employee hereby accepts such employment for a term commencing as of the date hereof and ending six months following the Effective Date, unless sooner terminated in accordance with the provisions of Section 4 (the period during which the Employee is employed hereunder being hereinafter referred to as the “Term”).  Notwithstanding the employment of the Employee by the Company, the Company shall be entitled to pay the Employee from the payroll of any subsidiary of the Company.

2.           Duties.  During the Term the Employee shall serve as an advisor to the Company.  In addition, during the Term, the Employee shall continue as a member of the Board of Directors of the Company (the “Board”) and shall serve in such capacity as part of his duties hereunder, subject to the Employee’s earlier removal or resignation.  The Employee shall not be entitled to additional compensation for serving as an officer (or similar function) or a member of the Board or the board of directors or managers of any subsidiary or affiliate of the Company.  During the Term, the Employee shall faithfully perform for the Company such duties of an executive, managerial or administrative nature designated from time to time by the Board and as are within his area of expertise and prior experience, including but not limited to: (a) facilitating an orderly transition of responsibilities to any new Chief Executive Officer or Executive Vice President of the Company (as applicable), (b) attending to Company matters as requested by the Board, (c) playing a role in representing the Company to customers and external stakeholders of the Company; (d) providing advice and counsel to the Company’s Chief Executive Officer; and (e) performing such other duties as may be fixed by the Board from time to time.  The Employee agrees to devote substantial time, attention and energies to the business and interests of the Company during the Term of this Agreement.  Employee shall not engage in any activities which will knowingly interfere with the performance of his duties with the Company or which would knowingly harm the Company’s business, nor shall the Employee be required to act in violation of his fiduciary duties, in an unlawful manner or to carry out his duties against what he estimates is in the best interest of the company.  During the Employee’s employment with the Company, Employee may serve on the boards of directors of up to five other unrelated entities (subsidiaries or controlled companies of such entities not to count as separate entities for these purposes) and may pursue investments; provided that such activities do not unreasonably interfere with his duties and responsibilities hereunder.

3.           Compensation.

3.1           Salary.  The Company shall pay to the Employee during the Term a base salary of $1.00 for the entire Term (the “Base Salary”).

3.2           Benefits – In General.  The Employee shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives.

3.3           Vacation.  During the Term, the Employee shall be entitled to vacation of not less than four (4) weeks.

3.4           Disability and Life Insurance Benefits.  During the Term, the Employee shall be entitled to long-term disability coverage providing benefits (to continue for such period as is provided in the applicable disability plan or program, as amended from time to time) equal to a maximum of $35,000 per month in the case of a covered disability (with up to $30,000 per month payable under the applicable disability plan or program and up to $5,000 per month payable by the Company), and term life insurance policy with a face amount equal to $5 million, of which one-half of the death benefits will be payable to the Company and one-half of the death benefits will be payable to the Employee.  The Company shall use commercially reasonable efforts to obtain such policies as soon as is reasonably practicable following execution of this Agreement.

3.5           Expenses.  The Company shall pay or reimburse the Employee for all travel, lodging, meals, entertainment or any other similar expenses incurred by Employee in connection with the performance of Employee’s duties hereunder upon receipt of documentation therefor in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

4.           Termination.  The employment of the Employee is terminable at will, at the discretion of the Company, upon written notice to the Employee.  The Employee agrees to resign as a director of the Company upon the effectiveness of the termination of his employment with the Company.  The Employee agrees to resign as a member of the board of directors or managers or as an officer of any subsidiary or affiliate of the Company promptly following a request by the Company.

5.           Return of Documents: Rights to Products.  All advertising, sales, manufacturers’ and other materials or articles or information, including, without limitation, data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to the Employee by the Company are and shall remain the sole property of the Company, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage.  If the Company requests the return of such materials (whether or not containing Confidential Information) at any time during or at or after the termination of the Employee’s employment, Employee shall promptly deliver such materials and all copies of such materials to the Company.

6.           Return of Property.  Upon termination of this Agreement for any reason, the Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents or any other documents, including all copies in any form or media, concerning the Company’s customers, marketing strategies, products or processes which contain any Confidential Information.

7.           Assignment of Inventions.  The Employee shall assign to the Company all rights, title and interest in any trade secrets and other products or other inventions relating to the Company’s business developed by him alone or in conjunction with others at any time while employed by the Company.

8.           Other Provisions.

8.1           Severability.  The Employee acknowledges and agrees that the Employee has had an opportunity to seek advice of counsel in connection with this Agreement.  If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect.  If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive

2

by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permitted by such court.

8.2           Attorneys’ Fees.  In the event of any legal proceeding relating to this Agreement or any term or provision thereof, the losing party shall be responsible to pay or reimburse the prevailing party for all reasonable attorneys’ fees incurred by the prevailing party in connection with such proceeding, except when the losing party is the Employee, in which case each party shall bear its own costs.

8.3           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered (i) two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when received if it is sent by facsimile communication during normal business hours on a business day or one (1) business day after it is sent by facsimile and received if sent other than during business hours on a business day, (iii) one (1) business day after it is sent via a reputable overnight courier service, charges prepaid, or (iv) when received if it is delivered by hand, in each case to the intended recipient as set forth below:

(i)	If to the Company, to:

Ultrapetrol (Bahamas) Limited Ocean Centre, Montagu Foreshore East Bay Street Nassau, Bahamas

(ii)	If to the Employee, to:

Ricardo Menendez R. Manuel Obarrio 2951 Buenos Aires, Argentina
Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

8.4           Entire Agreement.  This Agreement, together with the applicable provisions of the Share Purchase Agreement dated as of July [●], 2014 by and among Sparrow Capital Investments Ltd., Inversiones Los Avellanos S.A., Hazels (Bahamas) Investments Inc., Ocean Consulting GmbH, Ocean Transportation GmbH, Felipe Menéndez, Ricardo Menéndez, Sparrow CI Sub Ltd., Triton Shipping Ltd., and Quattro Shipping Holdings Ltd. (the “SPA”), contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either); provided, that the obligations, duties and liabilities of the Employee pursuant to Sections 7.1, 7.2, 7.3 and 7.4 of the Employment Agreement dated October 29, 2012 by and between the Company and the Employee, as amended by Amendment No. 1 thereto and as further modified by the SPA, shall continue for the periods set forth in such provisions and shall survive and remain in full force and effect as provided in each such Section, and as contemplated by the SPA, notwithstanding the termination of such agreement.  In the event of any inconsistency between the SPA and this Agreement, the SPA shall control.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing.  Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to the Company’s employees generally.

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8.5           Waivers and Amendments.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the ease of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

8.6           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.7           Assignment.  This Agreement, and the Employee’s rights and obligations hereunder, may not be assigned by the Employee; any purported assignment by the Employee in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company’s assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

8.8           Withholding.  The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law.  No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law or with the written consent of the Employee.

8.9           No Duty to Mitigate.  The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in the event that the Employee does not mitigate.

8.10           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

8.11           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.  Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

8.12           Existing Agreements.  Employee hereby represents and warrants that, in entering into this Agreement, he is not in violation of any contract or agreement, whether written or oral, with any other person, firm, partnership, company or other entity to which he is a party or by which he is bound and will not violate or interfere with the rights of any other person, firm, partnership, company or other entity.  In the event that such a violation or interference does occur, or is alleged to occur, notwithstanding the representation and warranty made hereunder, the Employee shall indemnify the Company from and against any and all manner of expenses and liabilities incurred by the Company or any of its affiliates in connection with such violation or interference or alleged violation or interference.

8.13           Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.14           Certain Definitions.  For purposes of this Agreement:

(a)           an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and includes subsidiaries.

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(b)           A “business day” means the period from 9:00 am to 5:00 pm on any weekday that is not a banking holiday in New York, New York.

(c)           “Confidential Information” means, but is not limited to, any technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, designs, processes, procedures, improvements, models or manuals of Company and its subsidiaries and affiliates or which are licensed by any of the Company and its subsidiaries and affiliates, any financial data or lists of actual or potential customers or suppliers (including contacts thereat) of the Company and its subsidiaries and affiliates, and any information regarding the contracts, marketing and sales plans, which is not generally known to the public through legitimate origins of the Company and its subsidiaries and affiliates.

(d)           A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests or no board of directors or other governing body, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

8.15           The Employee agrees that any amounts owed by the Company to the Employee under the Employment Agreement shall be reduced by all amounts for which the Employee asserts a claim (including claims in respect of labor compensation or social security status) that the Employee is owed by the Company or its Subsidiaries in excess of the amounts expressly agreed to be paid by the Company to the Employee under the Employment Agreement and together with any amounts required to be paid by the Company to any Governmental Authority for taxes, labor related charges, social security contributions, interests and fines in connection with any such claim.

[The rest of this page is left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

ULTRAPETROL (BAHAMAS) LIMITED

By:
Name:
Title: Director

EMPLOYEE

Ricardo Menendez R.

EXHIBIT C
OCEAN CONSULTING GMBH

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is dated as of [●], 2014 (the “Effective Date”), by and between Ultrapetrol (Bahamas) Limited, a Bahamas company (the “COMPANY”), and Ocean Consulting GmbH, a corporation organized under the laws of Switzerland (the “CONSULTANT”).

WHEREAS, the Company wishes to retain the services of the Consultant to render to it certain advisory and consulting services to the Company’s businesses and vessels in all locations where the Company currently conducts business, or may conduct business in the future, other than the Principal’s (as defined below) country of residence, and the Consultant is willing to render such advisory and consulting services on the terms set forth below.

Accordingly, the parties hereto agree as follows:

1.           Term.  The Company hereby appoints the Consultant as its consultant, and the Consultant hereby accepts such appointment for a term commencing as of the date hereof and ending six months following the Effective Date, unless sooner terminated in accordance with the provisions of Section 4 (the period during which the Consultant is engaged hereunder being hereinafter referred to as the “Term”).  Notwithstanding the appointment of the Consultant by the Company, the Company shall be entitled to pay the Consultant from any subsidiary of the Company.

2.           Duties.  During the Term, the Consultant shall faithfully perform for the Company such duties of a consulting, managerial or administrative nature as shall be specified and designated from time to time by the Board.  The Consultant agrees to devote substantial time and attention to the business and interests of the Company during the Term.  The Consultant shall not engage in any activities which will knowingly interfere with the performance of its duties with the Company or which would knowingly harm the Company’s business, nor shall the Consultant be required to act in violation of its fiduciary duties, in an unlawful manner or to carry out its duties against what it estimates is in the best interest of the Company.

3.           Fees and Other Payments.

3.1           Fees.  The Company shall pay to the Consultant, during the Term, a consulting fee of $1.00 for the entire Term (the “Consulting Fee”).

3.2           Expenses.  The Company shall pay or reimburse the Consultant for all travel, lodging, meals, entertainment or any other similar expenses incurred by Consultant in connection with the performance of Consultant’s duties hereunder upon receipt of documentation therefor in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

4.           Representations and Warranties.  The Consultant hereby represents and warrants that:

(a)           it is duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements;

(b)           all necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, the Consultant to enter into and perform its obligations under this Agreement; and

(c)           this Agreement constitutes the legal, valid and binding obligations of the Consultant enforceable against the Consultant in accordance with its terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights.

5.           Other Terminations of Appointment. The appointment of the Consultant is terminable at will, at the discretion of the Company, upon written notice to the Consultant.

6.           Return of Documents; Rights to Products.  All advertising, sales, manufacturers’ and other materials or articles or information, including, without limitation, data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to the Consultant by the Company are and shall remain the sole property of the Company, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage.  If the Company requests the return of such materials (whether or not containing Confidential Information) at any time during or at or after the termination of the Consultant’s appointment, Consultant shall promptly deliver such materials and all copies of such materials to the Company.

7.           Return of Property.  Upon termination of this Agreement for any reason, the Consultant shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents or any other documents, including all copies in any form or media, concerning the Company’s customers, marketing strategies, products or processes which contain any Confidential Information.

8.           Other Provisions.

8.1           Severability.  The Consultant acknowledges and agrees that the Consultant has had an opportunity to seek advice of counsel in connection with this Agreement.  If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect.  If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permitted by such court.

8.2           Attorneys’ Fees.  In the event of any legal proceeding relating to this Agreement or any term or provision thereof, the losing party shall be responsible to pay or reimburse the prevailing party for all reasonable attorneys’ fees incurred by the prevailing party in connection with such proceeding, except when the losing party is the Consultant, in which case each party shall bear its own costs.

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8.3           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered (i) two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when received if it is sent by facsimile communication during normal business hours on a business day or one (1) business day after it is sent by facsimile and received if sent other than during business hours on a business day, (iii) one (1) business day after it is sent via a reputable overnight courier service, charges prepaid, or (iv) when received if it is delivered by hand, in each case to the intended recipient as set forth below:

(i)	If to the Company, to:

Ultrapetrol (Bahamas) Limited Ocean Centre, Montagu Foreshore East Bay Street Nassau, Bahamas

(ii)	If to the Consultant, to:

Ocean Consulting GmbH Bahnhofstrasse 28 CH 6300 Zug Switzerland

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

8.4           Entire Agreement.  This Agreement, together with the applicable provisions of the Share Purchase Agreement dated as of July [●], 2014 by and among Sparrow Capital Investments Ltd., Inversiones Los Avellanos S.A., Hazels (Bahamas) Investments Inc., Ocean Consulting GmbH, Ocean Transportation GmbH, Felipe Menéndez, Ricardo Menéndez, Sparrow CI Sub Ltd., Triton Shipping Ltd., and Quattro Shipping Holdings Ltd. (the “SPA”),contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either); provided, that the obligations, duties and liabilities of the Consultant pursuant to Sections 7.1, 7.2, 7.3 and 7.4 of the Consulting Agreement dated October 29, 2012 by and between the Company and the Consultant, as amended by Amendment No. 1 thereto and as further modified by the SPA, shall continue for the periods set forth in such provisions and shall survive and remain in full force and effect as provided in each such Section, and as contemplated by the SPA, notwithstanding the termination of such agreement.  In the event of any inconsistency between the SPA and this Agreement, the SPA shall control.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing.  Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to the Company’s employees generally.

8.5           Waivers and Amendments.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

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8.6           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.7           Assignment.  The Consultant may assign, in whole or in part, payments due to him under this Agreement to another consulting company which has engaged the Consultant or its services, subject to the prior consent of the Company, such consent not to be unreasonably withheld.  In the event of any sale, transfer or other disposition of all or substantially all of the Company’s assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

8.8           Withholding.  The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law.  No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law or with the written consent of the Consultant.

8.9           No Duty to Mitigate.  The Consultant shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking another appointment or otherwise, nor will any payments hereunder be subject to offset in the event that the Consultant does not mitigate.

8.10           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives,

8.11           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.  Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

8.12           Existing Agreements.  Consultant hereby represents and warrants that, in entering into this Agreement, he is not in violation of any contract or agreement, whether written or oral, with any other person, firm, partnership, company or other entity to which he is a party or by which he is bound and will not violate or interfere with the rights of any other person, firm, partnership, company or other entity.  In the event that such a violation or interference does occur, or is alleged to occur, notwithstanding the representation and warranty made hereunder, the Consultant shall indemnify the Company from and against any and all manner of expenses and liabilities incurred by the Company or any of its affiliates in connection with such violation or interference or alleged violation or interference.

8.13           Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.14           Certain Definitions.  For purposes of this Agreement:

(a)           an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and includes subsidiaries.

(b)           A “business day” means the period from 9:00 am to 5:00 pm on any weekday that is not a banking holiday in New York, New York.

(c)           “Confidential Information” means, but is not limited to, any technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, designs, processes, procedures, improvements, models or manuals of Company and its subsidiaries and affiliates or which are licensed by any of the Company and its subsidiaries and affiliates, any financial data or lists of actual or potential customers or suppliers (including contacts thereat) of the Company and

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its subsidiaries and affiliates, and any information regarding the contracts, marketing and sales plans, which is not generally known to the public through legitimate origins of the Company and its subsidiaries and affiliates.

(d)           “Principal” shall mean Ricardo Menéndez R. as the individual responsible for the coordination and supervision of the consulting services for the Company.

(e)           A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests or no board of directors or other governing body, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

[The rest of this page is left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

ULTRAPETROL (BAHAMAS) LIMITED

By:
Name:
Title: Director

CONSULTANT

OCEAN CONSULTING GMBH

By:
Name: Felipe Menéndez R.
Title: Attorney-in-Fact

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EXHIBIT D
OCEAN TRANSPORTATION GMBH

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is dated as of [●], 2014 (the “Effective Date”), by and between Ultrapetrol (Bahamas) Limited, a Bahamas company (the “COMPANY”), and Ocean Transportation GmbH, a corporation organized under the laws of Switzerland (the “CONSULTANT”).

WHEREAS, the Company wishes to retain the services of the Consultant to render to it certain advisory and consulting services to the Company’s businesses and vessels in all locations where the Company currently conducts business, or may conduct business in the future, other than the Principal’s (as defined below) country of residence, and the Consultant is willing to render such advisory and consulting services on the terms set forth below.

Accordingly, the parties hereto agree as follows:

1.           Term.  The Company hereby appoints the Consultant as its consultant, and the Consultant hereby accepts such appointment for a term commencing as of the date hereof and ending six months following the Effective Date, unless sooner terminated in accordance with the provisions of Section 4 (the period during which the Consultant is engaged hereunder being hereinafter referred to as the “Term”).  Notwithstanding the appointment of the Consultant by the Company, the Company shall be entitled to pay the Consultant from any subsidiary of the Company.

2.           Duties.  During the Term, the Consultant shall faithfully perform for the Company such duties of a consulting, managerial or administrative nature as shall be specified and designated from time to time by the Board.  The Consultant agrees to devote substantial time and attention to the business and interests of the Company during the Term.  The Consultant shall not engage in any activities which will knowingly interfere with the performance of its duties with the Company or which would knowingly harm the Company’s business, nor shall the Consultant be required to act in violation of its fiduciary duties, in an unlawful manner or to carry out its duties against what it estimates is in the best interest of the Company.

3.           Fees and Other Payments.

3.1           Fees.  The Company shall pay to the Consultant, during the Term, a consulting fee of $1.00 for the entire Term (the “Consulting Fee”).

3.2           Expenses.  The Company shall pay or reimburse the Consultant for all travel, lodging, meals, entertainment or any other similar expenses incurred by Consultant in connection with the performance of Consultant’s duties hereunder upon receipt of documentation therefor in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

4.           Representations and Warranties.  The Consultant hereby represents and warrants that:

(a)           it is duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements;

(b)           all necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, the Consultant to enter into and perform its obligations under this Agreement; and

(c)           this Agreement constitutes the legal, valid and binding obligations of the Consultant enforceable against the Consultant in accordance with its terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights.

5.           Other Terminations of Appointment. The appointment of the Consultant is terminable at will, at the discretion of the Company, upon written notice to the Consultant.

6.           Return of Documents; Rights to Products.  All advertising, sales, manufacturers’ and other materials or articles or information, including, without limitation, data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to the Consultant by the Company are and shall remain the sole property of the Company, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage.  If the Company requests the return of such materials (whether or not containing Confidential Information) at any time during or at or after the termination of the Consultant’s appointment, Consultant shall promptly deliver such materials and all copies of such materials to the Company.

7.           Return of Property.  Upon termination of this Agreement for any reason, the Consultant shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents or any other documents, including all copies in any form or media, concerning the Company’s customers, marketing strategies, products or processes which contain any Confidential Information.

8.           Other Provisions.

8.1           Severability.  The Consultant acknowledges and agrees that the Consultant has had an opportunity to seek advice of counsel in connection with this Agreement.  If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect.  If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permitted by such court.

8.2           Attorneys’ Fees.  In the event of any legal proceeding relating to this Agreement or any term or provision thereof, the losing party shall be responsible to pay or reimburse the prevailing party for all reasonable attorneys’ fees incurred by the prevailing party in connection with such proceeding, except when the losing party is the Consultant, in which case each party shall bear its own costs.

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8.3           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered (i) two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when received if it is sent by facsimile communication during normal business hours on a business day or one (1) business day after it is sent by facsimile and received if sent other than during business hours on a business day, (iii) one (1) business day after it is sent via a reputable overnight courier service, charges prepaid, or (iv) when received if it is delivered by hand, in each case to the intended recipient as set forth below:

(i)	If to the Company, to:

Ultrapetrol (Bahamas) Limited Ocean Centre, Montagu Foreshore East Bay Street Nassau, Bahamas

(ii)	If to the Consultant, to:

Ocean Transportation GmbH Bahnhofstrasse 28 CH 6300 Zug Switzerland

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

8.4           Entire Agreement.  This Agreement, together with the applicable provisions of the Share Purchase Agreement dated as of July [●], 2014 by and among Sparrow Capital Investments Ltd., Inversiones Los Avellanos S.A., Hazels (Bahamas) Investments Inc., Ocean Consulting GmbH, Ocean Transportation GmbH, Felipe Menéndez, Ricardo Menéndez, Sparrow CI Sub Ltd., Triton Shipping Ltd., and Quattro Shipping Holdings Ltd. (the “SPA”),contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either); provided, that the obligations, duties and liabilities of the Consultant pursuant to Sections 7.1, 7.2, 7.3 and 7.4 of the Consulting Agreement dated October 29, 2012 by and between the Company and the Consultant, as amended by Amendment No. 1 thereto and as further modified by the SPA, shall continue for the periods set forth in such provisions and shall survive and remain in full force and effect as provided in each such Section, and as contemplated by the SPA, notwithstanding the termination of such agreement.  In the event of any inconsistency between the SPA and this Agreement, the SPA shall control.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing.  Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to the Company’s employees generally.

8.5           Waivers and Amendments.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

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8.6           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.7           Assignment.  The Consultant may assign, in whole or in part, payments due to him under this Agreement to another consulting company which has engaged the Consultant or its services, subject to the prior consent of the Company, such consent not to be unreasonably withheld.  In the event of any sale, transfer or other disposition of all or substantially all of the Company’s assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

8.8           Withholding.  The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law.  No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law or with the written consent of the Consultant.

8.9           No Duty to Mitigate.  The Consultant shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking another appointment or otherwise, nor will any payments hereunder be subject to offset in the event that the Consultant does not mitigate.

8.10           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives,

8.11           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.  Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

8.12           Existing Agreements.  Consultant hereby represents and warrants that, in entering into this Agreement, he is not in violation of any contract or agreement, whether written or oral, with any other person, firm, partnership, company or other entity to which he is a party or by which he is bound and will not violate or interfere with the rights of any other person, firm, partnership, company or other entity.  In the event that such a violation or interference does occur, or is alleged to occur, notwithstanding the representation and warranty made hereunder, the Consultant shall indemnify the Company from and against any and all manner of expenses and liabilities incurred by the Company or any of its affiliates in connection with such violation or interference or alleged violation or interference.

8.13           Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.14           Certain Definitions.  For purposes of this Agreement:

(a)           an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and includes subsidiaries.

(b)           A “business day” means the period from 9:00 am to 5:00 pm on any weekday that is not a banking holiday in New York, New York.

(c)           “Confidential Information” means, but is not limited to, any technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, designs, processes, procedures, improvements, models or manuals of Company and its subsidiaries and affiliates or which are licensed by any of the Company and its subsidiaries and affiliates, any financial data or lists of actual or potential customers or suppliers (including contacts thereat) of the Company and

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its subsidiaries and affiliates, and any information regarding the contracts, marketing and sales plans, which is not generally known to the public through legitimate origins of the Company and its subsidiaries and affiliates.

(d)           “Principal” shall mean Ricardo Menéndez R. as the individual responsible for the coordination and supervision of the consulting services for the Company.

(e)           A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests or no board of directors or other governing body, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

[The rest of this page is left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

ULTRAPETROL (BAHAMAS) LIMITED

By:
Name:
Title: Director

CONSULTANT

OCEAN TRANSPORTATION GMBH

By:
Name: Ricardo Menéndez R.
Title: Attorney-in-Fact

6